Exhibit 28(g)5 under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

FIFTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (“Amendment”) is by and between the investment companies listed on Exhibit 1, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006, July 3, 2007, and March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Trusts, the Company and the Custodian desire to remove Funds from Exhibit 1, effective March 25, 2011; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Exhibit 1 to the Contract is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

2.                  The Contract shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as March 25, 2011.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley

Name: Denis McAuley

Title:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

EXHIBIT 1

TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

Dated December 1, 1993

(Exhibit 1 revised as of 3/25/11)

Federated Adjustable Rate Securities Fund